D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                    Pro Forma Condensed Financial Statements
                                   (Unaudited)

     The following unaudited pro forma combined condensed financial statements present a combined balance sheet and related statements of income of D-Lanz Development Group, Inc. (a development stage company) giving effect to purchase of a license agreement for certain patented technologies and using the purchase method of accounting for the proposed purchase pursuant to an License Agreement by exchange of assets for Stock which was dated on September 30, 1997.



     The proposed purchase is reflected using the purchase method of accounting, whereby D-Lanz Development Group, Inc. issued 6,448,606 shares of common stock to purchase from Health Technologies International, Inc. the rights to manufacture and market certain patented technologies and the sale of an additional 2,000,000 shares of common stock to Health Technologies International, Inc. for an aggregate of $2,000 or $.01 per share.



     The pro forma combined condensed financial statements as of September 30, 1997 consists of the balance sheet of D-Lanz Development Group, Inc. as of September 30, 1997 and the related statements of income for the nine months ended September 30, 1997 give effect to the proposed transactions as if they had been in effect throughout the periods presented. The information shown is based upon numerous assumptions and estimates and is not necessarily indicative of the results of future operations of the combined entities or the actual results that would have occurred had the transaction been consummated during the periods indicated . These statements should be read in conjunction with the consolidated financial statements of D-Lanz Development Group, Inc. included herein.


                         D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                             PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1997
                                    UNAUDITED
   Assets
                                                                                                            Colsolidated
                                            D-Lanz Development        Health Technologies                   D-Lanz Development
                                                Group, Inc.            International, Inc.   Adjustments    Group, Inc

Current assets
  Cash                                                    $-0-            $2,000                              $2,000


Other assets
  License fees                                                          252,500                             252,500
  Total other assets                                                    252,500                             252,500
Total assets                                              $-0-         $254,500                            $254,500
                                        Liabilities and Stockholders' Equity
Commitments and Contingencies                             $-0-              $-0-
Capital stock
  Preferred stock-authorized 50,000,000
shares $.001 par value. At September
30, 1997 the number of shares
outstanding was -0-
  Common stock-authorized 100,000,000
shares, par value of $.001. At
September 30, 1997, there were
10,000,000 shares outstanding, which
includes 8,000,000 shares issued and
sold to  Health Technologies
International, Inc.                                     $1,551            $8,449                             $10,000
  Additional paid in capital                                             246,051                             246,051
  Deficit accumulated during
development stage                                      (1,551)                                               (1,551)

Total stockholders' equity                              -0-             254,500                             254,500
Total liabilities and stockholders'
equity                                                    $-0-        $254,500                            $254,500

See accompanying notes to pro forma financial statements.


                         D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                        PRO FORMA STATEMENT OF OPERATIONS
                               SEPTEMBER 30, 1997
                                    UNAUDITED
                                                                                                                     Colsolidated
                                                                    D-Lanz            Health                            D-Lanz
                                                                 Development     Technologies                        Development
                                                                 Group, Inc.    International,     Adjustments        Group, Inc
                                                                                     Inc.
Income                                                                    $-0-             $-0-              $-0-               $-0-

Less costs of goods sold                                                   -0-              -0-               -0-                -0-

Gross profit                                                               -0-              -0-               -0-                -0-

Operations:
  General and                 administrative                               -0-              -0-               -0-                -0-
  Amortization                                                             -0-              -0-               -0-                -0-
Total expense                                                              -0-              -0-               -0-                -0-

Profit (loss) from operations and
 before Corporate income tax expense

                                                                           -0-              -0-               -0-                -0-

Corporate income tax                                                       -0-              -0-               -0-                -0-

Net profit or (Loss)                                                     $-0-             $-0-              $-0-               $-0-

Net income per share                                                      $-0-             $-0-              $-0-               $-0-
Total number of shares outstanding                                  10,000,000       10,000,000        10,000,000         10,000,000






                                          See accompanying notes to financial statements.


                         D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                               SEPTEMBER 30, 1997
                                    UNAUDITED

                                                                                                                  Colsolidated
                                                                 D-Lanz             Health                            D-Lanz
                                                              Development      Technologies                         Development
                                                              Group, Inc.     International,     Adjustments        Group, Inc
                                                                                   Inc.
CASH FLOWS FROM OPERATING ACTIVITIES
  Net profit (loss)                                               $-0-                   $-0-        $-0-                     $-0-
  Depreciation and amortization                                   -0-                     -0-        -0-                       -0-

TOTAL CASH FLOWS FROM OPERATING ACTIVITIES                        -0-                     -0-        -0-                       -0-

CASH FLOWS FROM FINANCING ACTIVITIES
  Sale of shares of common stock                                  -0-                  2,000         -0-                     2,000
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES                        -0-                     -0-        -0-                       -0-

NET INCREASE (DECREASE) IN CASH                                   -0-                   2,000        -0-                     2,000
CASH BALANCE BEGINNING OF PERIOD                                  -0-                     -0-        -0-                       -0-
CASH BALANCE END OF PERIOD                                        $-0-                $2,000         $-0-                  $2,000














            See accompanying notes to pro forma financial statements.

                         D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                   PRO FORMA STATEMENT OF STOCKHOLDERS' EQUITY
                                    UNAUDITED

                                                               Additional     Deficit accumulated
      Date        Preferred  Preferred    Common    Common        paid     during development stage
                    Stock      Stock      Stock       Stock     in capital                              Total
12-31-1991           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1992           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1993           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1994           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1995           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1996           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-


 9 -30-1997(1)                            2,000,000      2,000                                              2,000
  9-30-1997(2)                            6,448,606      6,449     246,051                                252,500

  9-30-1997          -0-       $-0-      10,000,000   $10,000      $246,051          $(1,551)             $254,500


(1) Sale of shares pursuant to Regulation D at $.001 per share.
(2) Issuance of shares for acquisition of License Rights valued at $.04 per share.



                 See accompanying notes to financial statements.

                         D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                     NOTES TO PROFORMA FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1997


       Note 1. Organization of Company and Issuance of Common Stock

       a. Creation of the Company

     D-Lanz Development Group, Inc. (the "Company") was formed on June 28, 1972 under the laws of the State of Delaware under the name OSR Corporation. On May 17, 1988, the Company amended its certificate of incorporation changing its name to Resort Connections, Inc. and changing the total shares authorized to issue to 55,000,000 of which 50,000,000 shares are common stock with a par value of $.001 per share and 5,000,000 shares of preferred stock with a par value of $.001 per share. On January 30, 1990, the Company amended its certificate of incorporation to change its name to D-Lanz Development Group, Inc. and change the aggregate number of shares of stock the Company may issue to 100,000,000 shares of which 50,000,000 are common stock with a par value of $.001 per share and 50,000,000 shares are preferred with a par value of $.001 per share.

       b. Description of the Company

     The Company has purchased from Health Technologies International, Inc. ("Health Tech") the licensing rights to certain patented technology to manufacture and market a temperature sensing device and diagnostic direct reading, digital device to screen the female breast for abnormalities, including cancer. The Company has the right to distribute its products to principal countries of Chile and Singapore. The Company is considered to be a development stage with no operating history. The Company is dependent upon principal resources of principal Company's management for its continued existence. The Company will also be dependent upon its ability to raise additional capital to engage in this business.

       c. Issuance of Capital Stock

     On May 6, 1988, the Company restated the number of common stock outstanding by reverse splitting the number of shares from 6,200,000 to 1,550,000.

     On September 30, 1997, the Company issued 6,448,606 shares of common stock to Health Technologies International, Inc. ("Health Tech") in consideration for the purchase of certain patents valued at $252,500 or $.04 per share.

     On September 30, 1997, the Company sold 2,000,000 shares of common stock to Scantek Medical, Inc. ("Scantek") pursuant to Regulation D for $2,000.

       Note 2-Summary of Significant Accounting Policies

       a. Basis of Financial Statement Presentation

     The pro forma combined condensed financial statements as of September 30, 1997 consists of the balance sheet of D-Lanz Development Group, Inc. as of September 30, 1997 and the related statements of income for the nine months ended September 30, 1997 give effect to the proposed transactions as if they had been in effect throughout the periods presented. The proposed purchase is reflected using the purchase method of accounting, whereby D-Lanz Development Group, Inc. issued 6,448,606 shares of common stock to purchase from Health Technologies International, Inc. the rights to manufacture and market certain patented technologies and the sale of an additional 2,000,000 shares of common stock to Health Technologies International, Inc. for an aggregate of $2,000 or $.01 per share.

       b. Cash and cash equivalents

     The Company treats temporary investments with a maturity of less than three months as cash.

       c. Earnings per share

          Earnings per share have been computed on the basis of the total number of shares outstanding at September 30, 1997. On that date, 10,000,000 Shares of common stock were outstanding.

       d. Revenue recognition

       Revenue is recognized when  products are shipped or services are rendered

       e. Concentration of Credit Risk

          The Company sells its products primarily to United States distributors. Credit is extended based on an evaluation of the customer's financial condition, and generally collateral is not required. Credit losses have been minimal and within Management's expectations.

          The Company invests its excess cash in debt instruments of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification and maturates that maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any realized losses on its marketable securities.

       f. Patents and License Agreements

          Certain costs incurred to acquire exclusive licenses of patentable technology are capitalized and amortized over a five year period or the term of the license, whichever is shorter. The portion of these amounts determined to be attributable to patents is amortized over their remaining lives and the remainder is amortized over the estimated period of benefit but not more than 40 years





       g. Use  of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       h. Unaudited financial information

          In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of September 30, 1997 and the results of its operations and its cash flows for the nine months ended September 30, 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year

       Note 3 -  Acquisition of License Rights

     On September 30, 1997, the Company issued 6,448,606 shares of common stock to purchase from Health Technologies International, Inc. ("Health Tech") the rights to manufacture and market certain patented technologies. The License has been valued at the historic cash purchase price of $252,500 paid by Health Tech for the manufacturing and marketing rights.

     Health Tech entered into an agreement on August 15, 1996 with Scantek, a Delaware corporation located in Mountain Lakes, New Jersey for the licensing of certain patented technology to manufacture and market for the countries of Chile and Singapore. The patented technology consists of a temperature sensing device and diagnostic direct reading, digital device to screen the breast for abnormalities, including cancer.

     As a result of the acquisition, the Company has been granted an indivisible, exclusive right and license within the territories of Chile and Singapore to assemble, use and sell the devices for a period of ending with the expiration of the applicable patents in these countries.

     If the Company fails to achieve for a period of 12 consecutive months the minimum net sales of the devices with respect to each country, Scantek may upon 30 days written notice and at its option either terminate this agreement or delete the country from the Company's territories. Minimum net sales as defined is based upon market penetration. The size of the market in each of the three countries will be computed using official government census information from each country. The market is defined as the lesser of two pairs of the device for each women between the ages of 25 and 70 or such usage as may be recommended by the relevant medical association or government agency in each country in the Territory. The percentage of market penetration by year is as follows: Year Percentage of Market Penetration 1997 0% 1998 1% 1999 3% 2000 4% 2001 and after 5%

     This schedule is based upon the scheduled delivery of an operational assembly line, part of which will be installed in Scantek's facility, part of which will be install in the Company's facility. In the event that completion of installation of the turnkey manufacturing line is delayed beyond June 30, 1997, then the above referenced years will be adjusted to appropriate calendar years so as not to prejudice the Company's 365 day time period in which to achieve the graduated market penetration.

     As of September 30, 1997, Health Tech has paid to Scantek a nonrefundable License Fees aggregating $252,500.

     The Company is required to pay a royalty equal to 15% of Net Sales of Licensed Devices in the Territories during each contract year during the term of the agreement. The royalty paid, will in no instance be less than $1.00 per unit or a guaranteed minimum royalty payable as follows:

     $80,000 for the year 1997;  $200,000  for the year 1998;  $300,000  for the year 1999 and $400,000 for each year thereafter.

     Royalties are due and payable each quarter either for the actual amount due or 25% of the minimum royalty payable for the year.

     In the event that at any time during the term of this agreement, the consumer price index in effect for the national government of the country of the territory be increased by 10% over the index base as of the date of the agreement. Then the minimum royalty payable and the minimum net sales for the year will be increased by 10%.

     The Company is required to sell to Scantek 2,000,000 shares of common stock, representing 20% of the total issued and outstanding common shares of the Company as of the date of the agreement for the aggregate sum of $2,000. or $.001 per share. Under no circumstances will Scantek's common stock position be diluted to less than 15% of the issued and outstanding common stock of the Company. In the event the Company will receive at nominal cost warrants to purchase sufficient shares of common stock to maintain its 20% ownership, such warrants will allow the purchase of shares at $2.25 per share for five years from the date of the agreement.

     The Company is required to arrange to purchase a turnkey manufacturing line. Upon completion of the line, that portion of the line that manufactures Sensors for the licensed devices will be installed at the same location as Scantek's own manufacturing facility. Scantek will operate that portion of the line and to the extent of the lines manufacturing capacity, deliver the Company's requirements for Sensors to the Company's plant location F.O.B. for cost plus 25%. Scantek will maintain a purchase money security interest in the sensors delivered pursuant to this agreement.

     During each contract year, the Company is required to spend 5% of net sales during the immediately preceding year on advertising and promotion.

     Upon termination of this agreement, the Company agrees that neither the Company's officers, directors, principals nor its shareholders will during a period of 5 years from the date of termination manufacture Sensors or purchase Sensors manufactured by any entity other than Scantek for use in the licensed devices or any competing device or directly or indirectly manage, operation or control of or be connected as an officer, director, shareholder, partner, consultant, owner, employee, agent, lender, donor, vendor, or otherwise, or have any financial interest in or aid assist anyone else in the conduct of any competing entity which offers similar devices for sale.

     The Company is required to maintain product liability insurance with a limit of not less than $1,000,000.

       Note 4 - Related Party transactions

       a. Issuance of Common Shares

     On September 30, 1997, the Company issued 6,448,606 shares of common stock to Health Tech in consideration for the purchase of certain patents valued at $252,500.

       Mr. Roger Fidler is President of both the Company and of Health Tech

     On September 30, 1997, the Company sold 2,000,000 shares of common stock to Scantek Medical, Inc. ("Scantek") pursuant to Regulation D for $2,000.

       b. Lease Commitment

     The Company occupies office space rent free on a month to month basis from Roger Fidler, President at 400 Grove Street, Glenn Rock, New Jersey.

       c. Officer Salaries

       No officer received salaries in excess of $100,000.

       Note 5 - Preferred Stock

     The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $.001 per share. The board of directors of the Company is granted the power to determine by resolution from time to time the power, preferences, rights, qualifications, restrictions or limitations of the preferred stock.

     At December 31, 1995 and 1996 and September 30, 1997, the number of preferred shares outstanding was -0-.

       Note 6 - Marketable Securities, Available for Sale

     The Company adopted Financial Accounting Standards Board ("FASB") StatementNo. 115, "Accounting for Certain Investments in Debt and Equity Securities",which requires that investments in equity securities that have readilydeterminable fair values and investments in debt securities be classified inthree categories: held-to-maturity, trading and available-for-sale. Based on thenature of the assets held by the Company and Management's investment strategy,the Company's investments have been classified as available-for-sale. Management determines the appropriate classification of debt securities at the time ofpurchase and reevaluates such designation as of each balance sheet date. Securities classified as available-for-sale are carried at estimated fairvalue, as determined by quoted market prices, with unrealized gains and losses,net of tax, reported in a separate component of stockholders' equity.

     At September 30, 1997, the Company had no investments that were classified as trading orheld-to-maturity as defined by the Statement.

     The   following   is   a   summary   of   cash,   cash    equivalents   and
available-for-salesecurities by balance sheet classification at September 30, 1997:


                                Gross          Gross           Estimated
                                Unrealized     Unrealized      Fair
         `             Cost     Gains          Gains           Value
                       ------   -------------  -------------   -------------
Cash                   $2,000                                  $2,000
Total cash and
  cash equivalents    $2,000                                   $2,000
                      =====                                    =====

     Effective January 1, 1994 the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires that investments in equity securities that have readily determinable fair values and investments in debt securities be classified in three categories: held-to-maturity, trading and available-for-sale. Based on the nature of the assets held by the Company and Management's investment strategy, the Company's investments have been classified as available-for-sale. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

       Note 7 - Income Taxes

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of September 30, 1997, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At September 30, 1997, the Company has net operating loss carry forwards for income tax purposes of $1,551. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2010. The Company's utilization of this carry forward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

     The components of the net deferred tax asset as of September 30, 1997 are as follows:

                  Deferred tax asset:
                  Net operating loss carry forward $   527
                  Valuation allowance               $( 527)
                  Net deferred tax asset            $   -0-

     The Company recognized no income tax benefit for the loss generated for the SFAS No. 109 requires that a valuation allowance be provided if it is more likely year ended September 30, 1997.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided

       Note 8 -  Commitments and Contingencies

       Liabilities, Commitments and Contingencies

     At December 31, 1996 and September 30, 1997 the Company has no liabilities or commitments or contingencies.



       Note 9. Supplemental Cash Flow Information

     The following is supplemental cash flow information for the year ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997.


         Issuance of 6,448,606 shares for acquisition of
         License rights          $252,500
         Common stock             252,500
         Total                   $    -0-
                                  ======

       Note 10 - Development Stage Company

     The Company is considered to be a development stage company with little operating history. The Company is dependent upon the resources of the Company's management and its ability to raise or borrow additional funds to continue to exist. The Company has purchased the License rights to manufacture and market certain patented technologies from Scantek and will require additional funds to complete the process of building manufacturing facilities and implement the Company's marketing program.

                                                 THOMAS P. MONAHAN
                                            CERTIFIED PUBLIC ACCOUNTANT
                                               208 LEXINGTON AVENUE
                                            PATERSON, NEW JERSEY 07502
                                                  (201) 790-8775
                                                Fax (201) 790-8845

To The Board of Directors and Shareholders of D-Lanz Development Group, Inc.
(a development stage company)

     I have audited the accompanying balance sheet of D-Lanz Development Group, Inc. (a development stage company) as of December 31, 1996 and the related statements of operations, cash flows and shareholders' equity for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of D-Lanz Development Group, Inc. (a development stage company) as of December 31, 1996 and the results of its operations, shareholders equity and cash flows for the year ended December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that D-Lanz Development Group, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company has incurred operating losses since the date of reorganization and requires additional capital to continue operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of D-Lanz Development Group, Inc. (a development stage company) to continue as a going concern.




                                    Thomas P. Monahan, CPA
March 16, 1997
Paterson, New Jersey


                           D-LANZ DEVELOPMENT GROUP, INC.
                           (A Development Stage Company)
                                   BALANCE SHEET
                                     Assets
                                                                      September 30,
                                                      December 31,        1997
                                                          1996          Unaudited
Current assets
  Cash                                                          $-0-           2,000


Other assets
  License fees                                                               252,500
  Total other assets                                                         252,500
Total assets                                                    $-0-         254,500
                        Liabilities and Stockholders' Equity
Commitments and Contingencies                                   $-0-            $-0-



Capital stock
  Preferred stock-authorized 50,000,000 shares
$.001 par value. At December 31, 1996 and September
30, 1997 the number of shares outstanding was -0-
  Common stock-authorized 100,000,000 shares, par
value of $.001. At  December 31, 1996 and September
30, 1997, there were 1,551,394 and 10,000,000                $1,551
shares outstanding.
                                                                            $10,000
  Additional paid in capital                                     -0-         246,051
  Deficit accumulated during development stage               (1,551)         (1,551)
Total stockholders' equity                                       -0-         254,500
Total liabilities and stockholders' equity                      $-0-         254,500






                    See accompanying notes to financial statements.


                         D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS

                                                           For the nine       For the nine              For the
                          For the year    For the year     months ended       months ended         period from
                         ended December  ended December    September 30,     September 30,       reorganization
                            31, 1995        31, 1996           1996               1997         (December 31, 1990)
                                                             Unaudited         Unaudited               to

                                                                                                     September 30,

                                                                                                          1997
Income                              $-0-            $-0-              $-0-               $-0-                  $-0-

Less costs of goods sold             -0-             -0-               -0-                -0-                   -0-

Gross profit                         -0-             -0-               -0-                -0-                   -0-

Operations:
  General                            -0-             -0-               -0-                -0-                   -0-
and
administrative
  Amortization                       -0-             -0-               -0-                -0-                   -0-
Total expense                        -0-             -0-               -0-                -0-                   -0-

Profit (loss) from                                                                                              -0-
operations and
 before Corporate
income tax expense                   -0-             -0-               -0-                -0-

Corporate income tax                 -0-             -0-               -0-                -0-                   -0-

Net profit or (Loss)               $-0-            $-0-              $-0-               $-0-                  $-0-

Net income per share                $-0-            $-0-              $-0-               $-0-                  $-0-
Total number of shares        10,000,000      10,000,000        10,000,000         10,000,000            10,000,000
outstanding





     See accompanying notes to financial statements.

                         D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS

                                                                                  For the nine       For the nine            For the
                                               For the year     For the year      months ended       months ended        period from
                                              ended December   ended December     September 30,     September 30,     reorganization
                                                 31, 1995         31, 1996            1996               1997          December 31,
                                                                                   Unaudited          Unaudited      1990 to October
                                                                                                                          31, 1997

CASH FLOWS FROM OPERATING ACTIVITIES
  Net profit (loss)                                $-0-             $-0-              $-0-               $-0-                $-0-
  Depreciation and amortization                    -0-              -0-               -0-                -0-                  -0-

TOTAL CASH FLOWS FROM OPERATING ACTIVITIES         -0-              -0-               -0-                -0-                  -0-

CASH FLOWS FROM FINANCING ACTIVITIES
  Commitments and contingencies                    -0-              -0-               -0-                -0-                  -0-
TOTAL CASH FLOWS FROM FINANCING ACTIVITIES         -0-              -0-               -0-                -0-                  -0-

NET INCREASE (DECREASE) IN CASH                    -0-              -0-               -0-                -0-                  -0-
CASH BALANCE BEGINNING OF PERIOD                   -0-              -0-               -0-                -0-                  -0-
CASH BALANCE END OF PERIOD                         $-0-             $-0-              $-0-               $-0-                $-0-













            See accompanying notes to financial statements.

                         D-LANZ DEVELOPMENT GROUP, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY

                                                               Additional     Deficit accumulated
      Date        Preferred  Preferred    Common    Common        paid     during development stage
                    Stock      Stock      Stock       Stock     in capital                              Total
12-31-1991           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1992           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1993           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1994           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1995           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

12-31-1996           -0-       $-0-     1,551,394       $1,551                     $(1,551)              $-0-

Unaudited
 9 -30-1997(1)                            2,000,000      2,000                                              2,000
  9-30-1997(2)                            6,448,606      6,449     246,051                                252,500

  9-30-1997          -0-       $-0-      10,000,000     10,000     246,051          -1,551                254,500


(1) Sale of shares pursuant to Regulation D at $.001 per share.
(2) Issuance of shares for acquisition of License Rights valued at $.04 per share.












                 See accompanying notes to financial statements.

                           D-LANZ DEVELOPMENT GROUP, INC.
                           (A Development Stage Company)
                           NOTES TO FINANCIAL STATEMENTS
                                 DECEMBER 31, 1996



       Note 1. Organization of Company and Issuance of Common Stock

       a. Creation of the Company

     D-Lanz Development Group, Inc. (the "Company") was formed on June 28, 1972 under the laws of the State of Delaware under the name OSR Corporation. On May 17, 1988, the Company amended its certificate of incorporation changing its name to Resort Connections, Inc. and changing the total shares authorized to issue to 55,000,000 of which 50,000,000 shares are common stock with a par value of $.001 per share and 5,000,000 shares of preferred stock with a par value of $.001 per share. On January 30, 1990, the Company amended its certificate of incorporation to change its name to D-Lanz Development Group, Inc. and change the aggregate number of shares of stock the Company may issue to 100,000,000 shares of which 50,000,000 are common stock with a par value of $.001 per share and 50,000,000 shares are preferred with a par value of $.001 per share.

       b. Description of the Company

     The Company has purchased the License rights to certain patented technology to manufacture and market for the countries of Chile and Singapore a temperature sensing device and diagnostic direct reading, digital device to screen the breast for abnormalities, including cancer.

       c. Issuance of Capital Stock

     On May 6, 1988, the Company restated the number of common stock outstanding by reverse splitting the number of shares from 6,200,000 to 1,550,000.

     On September 30, 1997, the Company issued 6,448,606 shares of common stock to Health Technologies International, Inc. ("Health Tech") in consideration for the purchase of certain patents valued at $252,500 or $.04 per share.

     On September 30, 1997, the Company sold 2,000,000 shares of common stock to Scantek Medical, Inc. ("Scantek") pursuant to Regulation D for $2,000.

       Note 2-Summary of Significant Accounting Policies

       a. Basis of Financial Statement Presentation

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has been dormant since December 31, 1990. On September 30, 1997, the Company acquired the License rights to certain patents. The Company has net generated any income and has been dependent upon management to pay the expenses to maintain the Company's existence and pay the costs of acquiring the License rights. These factors indicate that the Company's continuation as a going concern is dependent upon its ability to obtain adequate financing.

     The financial statements presented at September 30, 1997 consist of the balance sheet of the Company as at December 31, 1996 and the unaudited balance sheet as at September 30, 1997, and the related statements of operations, retained earnings and cash flows for the year ended December 31, 1997 and the unaudited related statements of operations, retained earnings and cash flows for the nine months ended September 30, 1996 and 1997.

       b. Cash and cash equivalents

     The Company treats temporary investments with a maturity of less than three months as cash.

       c. Earnings per share

     Earnings per share have been computed on the basis of the total number of shares outstanding at September 30, 1997. On that date, 10,000,000 Shares of common stock were outstanding.

       d. Revenue recognition

       Revenue is recognized when  products are shipped or services are rendered

       e. Use  of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       f. Unaudited financial information

     In the opinion of Management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of September 30, 1997 and the results of its operations and its cash flows for the nine months ended September 30, 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations of the Securities and Exchange Commission. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year



       Note 3 -  Acquisition of License Rights

     On September 30, 1997, the Company issued 6,448,606 shares of common stock to purchase from Health Technologies International, Inc. ("Health Tech") the rights to manufacture and market certain patented technologies. The License has been valued at the historic cash purchase price of $252,500 paid by Health Tech for the manufacturing and marketing rights.

     Health Tech entered into an agreement on August 15, 1996 with Scantek, a Delaware corporation located in Mountain Lakes, New Jersey for the licensing of certain patented technology to manufacture and market for the countries of Chile and Singapore. The patented technology consists of a temperature sensing device and diagnostic direct reading, digital device to screen the breast for abnormalities, including cancer.

     As a result of the acquisition, the Company has been granted an indivisible, exclusive right and license within the territories of Chile and Singapore to assemble, use and sell the devices for a period of ending with the expiration of the applicable patents in these countries.

     If the Company fails to achieve for a period of 12 consecutive months the minimum net sales of the devices with respect to each country, Scantek may upon 30 days written notice and at its option either terminate this agreement or delete the country from the Company's territories. Minimum net sales as defined is based upon market penetration. The size of the market in each of the three countries will be computed using official government census information from each country. The market is defined as the lesser of two pairs of the device for each women between the ages of 25 and 70 or such usage as may be recommended by the relevant medical association or government agency in each country in the Territory. The percentage of market penetration by year is as follows: Year Percentage of Market Penetration 1997 0% 1998 1% 1999 3% 2000 4% 2001 and after 5%

     This schedule is based upon the scheduled delivery of an operational assembly line, part of which will be installed in Scantek's facility, part of which will be install in the Company's facility. In the event that completion of installation of the turnkey manufacturing line is delayed beyond June 30, 1997, then the above referenced years will be adjusted to appropriate calendar years so as not to prejudice the Company's 365 day time period in which to achieve the graduated market penetration.

     As of September 30, 1997, Health Tech has paid to Scantek a nonrefundable License Fees aggregating $252,500.

     The Company is required to pay a royalty equal to 15% of Net Sales of Licensed Devices in the Territories during each contract year during the term of the agreement. The royalty paid, will in no instance be less than $1.00 per unit or a guaranteed minimum royalty payable as follows:

     $80,000 for the year 1997;  $200,000  for the year 1998;  $300,000  for the year 1999 and $400,000 for each year thereafter.

     Royalties are due and payable each quarter either for the actual amount due or 25% of the minimum royalty payable for the year.

     In the event that at any time during the term of this agreement, the consumer price index in effect for the national government of the country of the territory be increased by 10% over the index base as of the date of the agreement. Then the minimum royalty payable and the minimum net sales for the year will be increased by 10%.

     The Company is required to sell to Scantek 2,000,000 shares of common stock, representing 20% of the total issued and outstanding common shares of the Company as of the date of the agreement for the aggregate sum of $2,000. or $.001 per share. Under no circumstances will Scantek's common stock position be diluted to less than 15% of the issued and outstanding common stock of the Company. In the event the Company will receive at nominal cost warrants to purchase sufficient shares of common stock to maintain its 20% ownership, such warrants will allow the purchase of shares at $2.25 per share for five years from the date of the agreement.

     The Company is required to arrange to purchase a turnkey manufacturing line. Upon completion of the line, that portion of the line that manufactures Sensors for the licensed devices will be installed at the same location as Scantek's own manufacturing facility. Scantek will operate that portion of the line and to the extent of the lines manufacturing capacity, deliver the Company's requirements for Sensors to the Company's plant location F.O.B. for cost plus 25%. Scantek will maintain a purchase money security interest in the sensors delivered pursuant to this agreement.

     During each contract year, the Company is required to spend 5% of net sales during the immediately preceding year on advertising and promotion.

     Upon termination of this agreement, the Company agrees that neither the Company's officers, directors, principals nor its shareholders will during a period of 5 years from the date of termination manufacture Sensors or purchase Sensors manufactured by any entity other than Scantek for use in the licensed devices or any competing device or directly or indirectly manage, operation or control of or be connected as an officer, director, shareholder, partner, consultant, owner, employee, agent, lender, donor, vendor, or otherwise, or have any financial interest in or aid assist anyone else in the conduct of any competing entity which offers similar devices for sale.

     The Company is required to maintain product liability insurance with a limit of not less than $1,000,000.

       Note 4 - Related Party transactions

       a. Issuance of Common Shares

     On September 30, 1997, the Company issued 6,448,606 shares of common stock to Health Tech in consideration for the purchase of certain patents valued at $252,500.

       Mr. Roger Fidler is President of both the Company and of Health Tech

     On September 30, 1997, the Company sold 2,000,000 shares of common stock to Scantek Medical, Inc. ("Scantek") pursuant to Regulation D for $2,000.

       b. Lease Commitment

     The Company occupies office space rent free on a month to month basis from Roger Fidler, President at 400 Grove Street, Glenn Rock, New Jersey.

       c. Officer Salaries

       No officer received salaries in excess of $100,000.

       Note 5 - Preferred Stock

     The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $.001 per share. The board of directors of the Company is granted the power to determine by resolution from time to time the power, preferences, rights, qualifications, restrictions or limitations of the preferred stock.

     At December 31, 1995 and 1996 and September 30, 1997, the number of preferred shares outstanding was -0-.

       Note 6 - Marketable Securities, Available for Sale

     The Company adopted Financial Accounting Standards Board ("FASB") StatementNo. 115, "Accounting for Certain Investments in Debt and Equity Securities",which requires that investments in equity securities that have readilydeterminable fair values and investments in debt securities be classified inthree categories: held-to-maturity, trading and available-for-sale. Based on thenature of the assets held by the Company and Management's investment strategy,the Company's investments have been classified as available-for-sale. Management determines the appropriate classification of debt securities at the time ofpurchase and reevaluates such designation as of each balance sheet date. Securities classified as available-for-sale are carried at estimated fairvalue, as determined by quoted market prices, with unrealized gains and losses,net of tax, reported in a separate component of stockholders' equity.

     At September 30, 1997, the Company had no investments that were classified as trading orheld-to-maturity as defined by the Statement.

     The   following   is   a   summary   of   cash,   cash    equivalents   and
available-for-salesecurities by balance sheet classification at September 30, 1997:


                                Gross             Gross          Estimated
                                Unrealized        Unrealized     Fair
         `             Cost     Gains             Gains          Value
                       ------   -------------     -------------  -------------
Cash                   $2,000                                    $2,000
Total cash and
  cash equivalents     $2,000                                    $2,000
                      =====                                      =====

     Effective January 1, 1994 the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires that investments in equity securities that have readily determinable fair values and investments in debt securities be classified in three categories: held-to-maturity, trading and available-for-sale. Based on the nature of the assets held by the Company and Management's investment strategy, the Company's investments have been classified as available-for-sale. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

       Note 7 - Income Taxes

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of September 30, 1997, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carry forward and was fully offset by a valuation allowance.

     At September 30, 1997, the Company has net operating loss carry forwards for income tax purposes of $1,551. These carry forward losses are available to offset future taxable income, if any, and expire in the year 2010. The Company's utilization of this carry forward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

     The components of the net deferred tax asset as of September 30, 1997 are as follows:

                  Deferred tax asset:
                  Net operating loss carry forward      $   527
                  Valuation allowance                    $( 527)
                  Net deferred tax asset                $   -0-

     The Company recognized no income tax benefit for the loss generated for the SFAS No. 109 requires that a valuation allowance be provided if it is more likely year ended September 30, 1997.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided

       Note 8 -  Commitments and Contingencies

       Liabilities, Commitments and Contingencies

     At December 31, 1996 and September 30, 1997 the Company has no liabilities or commitments or contingencies.

       Note 9. Supplemental Cash Flow Information

     The following is supplemental cash flow information for the year ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997.

         Issuance of 6,448,606 shares for acquisition of
         License rights                                        $252,500
         Common stock                                           252,500
         Total                                                 $    -0-
                                                                 ======

       Note 10 - Development Stage Company

     The Company is considered to be a development stage company with little operating history. The Company is dependent upon the resources of the Company's management and its ability to raise or borrow additional funds to continue to exist. The Company has purchased the License rights to manufacture and market certain patented technologies from Scantek and will require additional funds to complete the process of building manufacturing facilities and implement the Company's marketing program.

                                THOMAS P. MONAHAN
                           CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                 (201) 790-8775

To The Board of Directors and Shareholders of Health Technologies International, Inc. (a development stage company)

     I have audited the accompanying balance sheet of Health Technologies International, Inc. (a development stage company) as of December 31, 1996 and the related statements of operations, cash flows and shareholders' equity for the years ending December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Technologies International, Inc. (a development stage company) as of December 31, 1996 and the related statements of operations, cash flows and shareholders' equity for the years ending December 31, 1995 and 1996 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that Health Technologies International, Inc. (a development stage company) will continue as a going concern. As more fully described in Note 2, the Company is dependent upon the resources of the Company's management for its continued existence. The Company will also be dependent upon its ability to raise additional capital to engage in any business activity. Since its reorganization, the Company's activities have been limited to the seeking of a new business purpose and the sale of shares of common stock in connection with its reorganization. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans as to these matters are described in Note 2. the financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of Health Technologies International, Inc. (a development stage company) to continue as a going concern.


              Thomas P. Monahan, CPA
October 25, 1997

                          HEALTH TECHNOLOGIES INTERNATIONAL, INC.
                               (A Development Stage Company)
                                       BALANCE SHEET
                                                                   September 30,

                                                           December 31,         1997
                                                               1996           Unaudited
                         Assets
Cash                                                              $1,000            $2,727
  Current assets                                                    1,000             2,727

Capital assets-net                                                                   24,535

Other assets
  License fees                                                      2,500           252,500
  Organization expense                                               150                75
Total other assets                                                 2,650           252,575
Total assets                                                      $3,650          $278,637

                   Liabilities and Stockholders Equity

Current liabilities
  Loan payable-officer                                                            $276,432
                                                                                    276,432
Capital stock
  Common Stock -without par value, authorized
10,000,000 shares. The number of shares outstanding at
December 31, 1996 and September 30, 1997 is 2,500,016
and 2,500,016 respectively.                                        $4,000            $4,000
  Accumulated deficit during development stage                      (350)           (1,795)
Total stockholders equity                                          3,650             2,205
Total liabilities and stockholders equity                         $3,650          $278,637








                      See accompanying notes to financial statements.

                                    HEALTH TECHNOLOGIES INTERNATIONAL, INC.
                                         (A Development Stage Company)
                                            STATEMENT OF OPERATIONS

                                                                                                   Period from
                                                              For the nine       For the nine       inception
                          For the year     For the year       months ended       months ended    March 30, 1992
                              ended       ended December     September 30,      September 30,          to
                          December 31,       31, 1996             1996               1997         September 30,
                              1995                             Unaudited          Unaudited           1997
Income                              $-0-              $-0-               $-0-               $-0-            $-0-


Operations:
  General                            -0-               -0-                -0-                170             170
and
administrative
  Amortization                      100               100                 75              1,275           1,550
Total expense                        100               100                 75              1,445           1,720

Net Profit (Loss) from            $(100)            $(100)              $(75)           $(1,445)        $(1,720)
operations

Net income per share                $-0-              $-0-               $-0-               $-0-            $-0-
Total number of shares        2,500,016         2,500,016          2,500,016          2,500,016       2,500,016
outstanding















                                See accompanying notes to financial statements.

                     HEALTH TECHNOLOGIES INTERNATIONAL, INC.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS


                                                                                 Period from
                                                              For the nine       For the nine       inception
                          For the year     For the year       months ended       months ended    March 30, 1992
                              ended       ended December     September 30,      September 30,          to
                          December 31,       31, 1996             1996               1997         September 30,
                              1995                             Unaudited          Unaudited           1997
Income                              $-0-              $-0-               $-0-                               $-0-


Operations:
  General                            -0-               -0-                -0-                170             170
and
administrative
  Amortization                      100               100                 75              1,275           1,550
Total expense                        100               100                 75              1,445           1,720

Net Profit (Loss) from            $(100)            $(100)              $(75)           $(1,445)        $(1,720)
operations

Net income per share                $-0-              $-0-               $-0-               $-0-            $-0-
Total number of shares        2,500,016         2,500,016          2,500,016          2,500,016       2,500,016
outstanding















                                See accompanying notes to financial statements.

                           HEALTH TECHNOLOGIES INTERNATIONAL, INC.
                                (A Development Stage Company)
                               STATEMENT OF STOCKHOLDERS EQUITY

                                                         Accumulated
                                       Common Stock    deficit during
        Date           Common Stock                   development stage                Total
  4-  8-1992(1)            1,500,000           $300                                      $300
12-31-1992                  1,500,000            300                                       300

  7-14-1993(2)                100,000            200                                       200
12-31-1993                   Net loss                               (50)                  (50)
12-31-1993                  1,600,000            500                (50)                   450

12-31-1994                   Net loss                              (100)                 (100)
12-31-1994                 1,600,000            500                (150)                 (350)

12-11-1995(3)                      16
12-31-1995                 Net loss                                (100)                 (100)
12-31-1995                         16            500               (250)                   250

12-11-1996(4)               2,500,000          3,500                                     2,500
12-31-1996                 Net loss                                (100)                 (100)

12-31-1996                  2,500,016         $4,000              $(350)                $3,650

  9-30-1997                                                      (1,445)               (1,445)

  9-30-1997                2,500,016         $4,000              (1,795)               $2,205

(1) Sale of common shares for $300 in organization expense.
(2) Sale of common shares for $200 in legal fees.
(3) Reverse split common shares outstanding by 100,000 to 1.
(4) Sale of Common shares for $2,500 or $.001 per share.







                       See accompanying notes to financial statements.

                           HEALTH TECHNOLOGIES INTERNATIONAL, INC.
                                (A Development Stage Company)
                                NOTES TO FINANCIAL STATEMENTS
                                      SEPTEMBER 30, 1997






       Note 1. Organization of Company and Issuance of Common Stock

       a. Creation of the Company

     Health Technologies International, Inc. (the "Company") was formed under the laws of the State of New Jersey on March 30, 1992 as Materials Technologies International, Inc. The Company was authorized to issue 2,500 shares of common stock, no par value each. On November 18, 1992, the Company amended its certificate of incorporation to change its name to Medbag, Inc. In December, 1996, the Company amended its certificate of incorporation, changing its name to Health Technologies International, Inc. and change the number of shares of common stock authorized to issue to 10,000,000, no par value each.

       b. Description of the Company

     The Company has purchased from Scantek Medical, Inc. ("Scantek"), a Delaware corporation located in Mountain Lakes, New Jersey the licensing rights to certain patented technology to manufacture and market a temperature sensing device and diagnostic direct reading , digital device to screen the female breast for abnormalities, including cancer. The Company has the right to distribute its products to principal countries of Chile and Singapore. The Company is considered to be a development stage with no operating history. The Company is dependent upon principal resources of principal Company's management for its continued existence. The Company will also be dependent upon its ability to raise additional capital to engage in this business.

       c. Issuance of Common Stock

     On April 8, 1992, principal Company issued 500,000 shares of common stock to Mr. Roger Fidler, 500,000 shares of common stock to Mr. James Wright and 500,000 shares of common stock to Brooks Adam in consideration of $300 in organization expense.

     On July 14, 1993,  the Company issued 100,000 shares of common stock to Mr.
Gerhard  Krahn  in  consideration   for  $200  in  legal  fees  related  to  the
organization of the Company.

     On December 11, 1995, the Company reverse split the number of shares of common stock outstanding in a ratio of 100,000 to 1. Restating the number of shares of common stock outstanding from 1,600,000 to 16.

     On October 2, 1996, the Company issued an aggregate of 2,500,000 shares of common stock as follows: 125,000 shares to Jim Wright, 100,000 shares to Gerhard Krahn and 2,275,000 shares to Roger Fidler in consideration for $3,500.

       Note 2-Summary of Significant Accounting Policies

       a. Basis of Financial Statement Presentation

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $1,795 for period from inception, March 30, 1992 to September 30, 1997. These factors indicate that the Company's continuation as a going concern is dependent upon it ability to obtain adequate financing. The Company's President has advanced the Company $276,432 to sustain existence and purchase the license agreement from Scantek. The Company will require substantial additional funds to finance its business activities on an ongoing basis and will have a continuing long-term need to obtain additional financing. The Company's future capital requirements will depend on numerous factors including, but not limited to, continued progress developing its digital production and output process and the acquisition of additional digital equipment and processes. The Company plans to engage in such ongoing financing efforts on a continuing basis. The accompanying financial statements for the years ended December 31, 1995 and 1996 and for the nine months ended September 30, 1997 do not reflect any adjustments relating to the recoverability and classifications of recorded assets or the amounts and classifications of liabilities which might be necessary in the event the Company cannot continue in existence.

     The financial statements presented consist of the balance sheet of as of December 31, 1996 and September 30, 1997 and the related statements of operations, retained earnings and cash flows for the years ended December 31, 1995 and 1996 and the related unaudited statements of operations, retained earnings and cash flows for the nine months ended September 30, 1996 and 1997.

       b.  Earnings Per Share

     Earnings per share have been computed on the basis of the total number of Shares of Common Stock outstanding on September 30, 1997. On that date, 2,500,016 Shares of common stock were outstanding.

       c. Organization Expense

     The cost of organizing the Company will be charged to operations on a straight line basis over a five year period.

       d. Revenue recognition

     Revenue is recognized when products are shipped or services are rendered.

       e. Cash and Cash Equivalents

     Cash and cash equivalents consist of cash and highly liquid investments with a maturity of three months or less. Excess cash balances are primarily invested in U.S. treasury bills with lesser amounts invested in high quality commercial paper and time deposits.

       f. Research and Development Expenses

       Research and development costs are charged to operations when incurred.

       g. Patents and License Agreements

     Certain costs incurred to acquire exclusive licenses of patentable technology are capitalized and amortized over a five year period or the term of the license, whichever is shorter. The portion of these amounts determined to be attributable to patents is amortized over their remaining lives and the remainder is amortized over the estimated period of benefit but not more than 40 years.



       h. Concentration of Credit Risk

     The Company sells its products primarily to United States distributors. Credit is extended based on an evaluation of the customer's financial condition, and generally collateral is not required. Credit losses have been minimal and within Management's expectations.

     The Company invests its excess cash in debt instruments of financial institutions and corporations with strong credit ratings. The Company has established guidelines relative to diversification and maturates that maintain safety and liquidity. These guidelines are periodically reviewed and modified to take advantage of trends in yields and interest rates. The Company has not experienced any realized losses on its marketable securities.

       i.  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       j. Unaudited financial information

     In the opinion of management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring items) necessary to present fairly the financial position of the Company as of September 30, 1997. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the SEC's rules and regulations. the results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

       Note 3 - Related Party transactions

       a. Issuance of stock

     On April 8, 1992, the Company issued 500,000 shares of common stock to Mr. Roger Fidler, 500,000 shares of common stock to Mr. James Wright and 500,000 shares of common stock to Brooks Adam in consideration of $300 in organization expense.

     On July 14, 1993,  the Company issued 100,000 shares of common stock to Mr.
Gerhard  Krahn  in  consideration   for  $200  in  legal  fees  related  to  the
organization of the Company.

     On October 2, 1996, the Company issued an aggregate of 2,500,000 common shares as follows: 125,000 common shares to Jim Wright, 100,000 common shares to Gerhard Krahn and 2,275,000 to Roger Fidler in consideration for 3,500.

       b. Loan Payable-Officer

     The Company is obligated to repay the balance of monies advanced by Roger Fidler, President, amounting to $276,432 with interest at 8%.



       Note 4 - Commitments and Contingencies

       a.  Leased Office Space

     The Company occupies office space rent fee on a month to month basis at 400 Grove Street, Glenn Rock, New Jersey

       b. Licensing agreement

     On August 15, 1996, the Company entered into a licensing agreement with Scantek for the licensing of certain patented technology for the countries of Chile and Singapore. The patented technology consists of a temperature sensing device and diagnostic direct reading, digital device to screen the breast for abnormalities, including cancer.

     The Company has been granted an, indivisible, exclusive right and license within the territories of Chile and Singapore to assemble, use and sell the devices for a period of ending with the expiration of the applicable patents in these countries.

     If the Company fails to achieve for a period of 12 consecutive months the minimum net sales of the devices with respect to each country, Scantek may upon 30 days written notice and at its option either terminate this agreement or delete the country from the Company's territories. Minimum net sales as defined is based upon market penetration. The size of the market in each of the three countries will be computed using official government census information from each country. The market is defined as the lesser of two pairs of the device for each women between the ages of 25 and 70 or such usage as may be recommended by the relevant medical association or government agency in each country in the Territory. The percentage of market penetration by year is as follows: Year Percentage of Market Penetration 1997 0% 1998 1% 1999 3% 2000 4% 2001 and after 5%

     This schedule is based upon the scheduled delivery of an operational assembly line, part of which will be installed in Scantek's facility, part of which will be installed in the Company's facility. In the event that completion of installation of the turn-key manufacturing line is delayed beyond June 30, 1997, then the above referenced years will be adjusted to appropriate calendar years so as not to prejudice the Company's 365 day time period in which to achieve the graduated market penetration.

     The Company is required to pay to Scantek a nonrefundable License Fee of $250,000 to be paid as follows: $75,000 on or before January 31, 1997; $175,000 on or before January 31, 1998 unless Zigmed, Inc. is unable to supply the manufacturing line even though the Company has made payment. If such nondelivery occurs then payment of the license fee will not be required until 6 months after the actual delivery of a manufacturing line to the Company meeting all operating specifications.

     As of September 30, 1997, the Company as paid $250,000 towards the licensing fee.+



     The Company is required to pay a royalty equal to 15% of Net Sales of Licensed Devices in the Territories during each contract year during the term of the agreement. The royalty paid, will in no instance be less than $1.00 per unit or a guaranteed minimum royalty payable as follows:

     $80,000 for the year 1997;  $200,000  for the year 1998;  $300,000  for the year 1999 and $400,000 for each year thereafter.

     Royalties are due and payable each quarter either for the actual amount due or 25% of the minimum royalty payable for the year.

     In the event that at any time during the term of this agreement, the consumer price index in effect for the national government of the country of the territory be increased by 10% over the index base as of the date of the agreement. Then the minimum royalty payable and the minimum net sales for the year will be increased by 10%.

     The Company is required to sell to Scantek 400,000 shares of common stock, representing 20% of the total issued and outstanding common shares of the Company as of the date of the agreement for the aggregate sum of $40. or $.0001 per share. Under no circumstances will Scantek's common stock position be diluted to less than 15% of the issued and outstanding common stock of the Company. In the event the Company will receive at nominal cost warrants to purchase sufficient shares of common stock to maintain its 20% ownership, such warrants will allow the purchase of shares at $2.25 per share for five years from the date of the agreement.

     The Company is required to arrange to purchase a turnkey manufacturing line. Upon completion of the line, that portion of the line that manufactures Sensors for the licensed devices will be installed at the same location as Scantek's own manufacturing facility. Scantek will operate that portion of the line and to the extent of the lines manufacturing capacity, deliver the Company's requirements for Sensors to the Company's plant location F.O.B. for cost plus 25%. Scantek will maintain a purchase money security interest in the sensors delivered pursuant to this agreement.

     During each contract year, the Company is required to spend 5% of net sales during the immediately preceding year on advertising and promotion.

     Upon termination of this agreement, the Company agrees that neither the Company's officers, directors, principals nor its shareholders will during a period of 5 years from the date of termination manufacture Sensors or purchase Sensors manufactured by any entity other than Scantek for use in the licensed devices or any competing device or directly or indirectly manage, operation or control of or be connected as an officer, director, shareholder, partner, consultant, owner, employee, agent, lender, donor, vendor, or otherwise, or have any financial interest in or aid assist anyone else in the conduct of any competing entity which offers similar devices for sale.

     The Company is required to maintain product liability insurance with a limit of not less than $1,000,000.

     As of September 30, 1997, the Company has paid an aggregate of $252,500 in licensing fees to Scantek.

       c. Litigation

     For the years ended December 31, 1994, 1995 and 1996, the Company had no litigation pending.

       Note 5 - Income Taxes

     The Company provides for the tax effects of transactions reported in the financial statements. The provision if any, consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities, if any represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. As of December 31, 1996, the Company had no material current tax liability, deferred tax assets, or liabilities to impact on the Company's financial position because the deferred tax asset related to the Company's net operating loss carryforward and was fully offset by a valuation allowance.

     At September 30, 1997, the Company has net operating loss carry forwards for income tax purposes of $1,795. This carryforward is available to offset future taxable income, if any, and expire in the year 2010. The Company's utilization of this carryforward against future taxable income may become subject to an annual limitation due to a cumulative change in ownership of the Company of more than 50 percent.

       The components of the net deferred tax asset are as follows:

         Deferred tax asset:
                                               September 30,
                                                   1997
      Net operating loss carry forward              $  610
      Valuation allowance                           $ (610)
      Net deferred tax asset                        $  -0-

     The Company recognized no income tax benefit from the loss generated in the year ended December 31, 1996 and for the nine months ended September 30, 1997.

     SFAS No. 109 requires that a valuation allowance be provided if it is more likely than not that some portion or all of a deferred tax asset will not be realized. The Company's ability to realize benefit of its deferred tax asset will depend on the generation of future taxable income. Because the Company has yet to recognize significant revenue from the sale of its products, the Company believes that a full valuation allowance should be provided.





       Note 6 - Marketable Securities, Available for Sale

     Effective January 1, 1994 the Company adopted Financial Accounting Standards Board ("FASB") Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities", which requires that investments in equity securities that have readily determinable fair values and investments in debt securities be classified in three categories: held-to-maturity, trading and available-for-sale. Based on the nature of the assets held by the Company and Management's investment strategy, the Company's investments have been classified as available-for-sale. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date.

       Note 7 - Sale of Assets

     On September 30, 1997. the Company entered into an agreement with D-Lanz Development Group, Inc., ("D-Lanz") for the sale of certain assets consisting of the Licensing agreement and related asset invested costs amounting to $252,500 with Scantek to D-Lanz in exchange for 8,448,606 shares of D-Lanz's common stock.

       Note 8 - Development Stage Company

     The Company is considered to be a development stage company since inception, with no operating history. The Company is dependent upon the resources of the Company's management for its continued existence. The Company will also be dependent upon its ability to raise additional capital to build manufacturing facilities, hire staff and begin marketing of the Company's products.